Exhibit 1.5

Certificate of Deposit of Memorandum of Increase of Share Capital delivered August 8, 2005

FORM NO. 7a

Registration No. 37068

BERMUDA

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

SeaDrill Limited

was delivered to the Registrar of Companies on the **8th** of **August, 2005** in accordance with section 45(3) of *the Companies Act 1981* ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **10th** day of **August, 2005**

for Registrar of Companies

Capital prior to increase:	US$ 400,000,000.00
Amount of increase:	US$ 400,000,000.00
Present Capital:	US$ 800,000,000.00